Exhibit 99.(h)(9)

INVESTMENT ACCOUNTING AGREEMENT

          This Investment Accounting Agreement (the “Agreement”) is made effective as of this 20th day of November, 2007 by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the commonwealth of Massachusetts (“State Street”), each open-end registered investment company identified on Schedule A attached hereto, as such schedule may be amended from time to time (each such registered management investment company shall hereinafter be referred to as a “Fund” and, collectively, the “Funds”).

          Although the parties have executed this Agreement in the form of a Master Investment Accounting Agreement for administrative convenience, this Agreement shall create a separate Investment Accounting Agreement for each Fund, as though State Street had executed a separate, form of Investment Accounting Agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

RECITALS:

          WHEREAS, the Fund is an open-end management investment company registered with the United States Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”);

          WHEREAS, the Fund issues shares in separate series or accounts, with each such series or account representing interests in a separate portfolio of securities and other assets, as identified on Schedule A hereto with respect to the Fund (each separate series or account of the Fund shall hereinafter be referred to a “Portfolio” and collectively, the “Portfolios”);

          WHEREAS, the Fund desires to contract with State Street, on behalf of each Portfolio, to perform certain investment accounting and recordkeeping functions for the investment securities, other non-cash investment properties, and monies (the “Assets”) held by the Portfolio; and

          WHEREAS, State Street is willing to accept such appointment on the terms and conditions hereinafter set forth;

          NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

SECTION 1 APPOINTMENT. The Fund, on behalf of each Portfolio, hereby contracts with State Street to perform the investment accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Section 31(a) of the 1940 Act and the rules and regulations promulgated thereunder; calculate the net asset values of the Portfolios; and provide other data and information to the Fund, all as further described in Schedule B attached hereto and incorporated herein by reference.

SECTION 2	REPRESENTATIONS AND WARRANTIES

          SECTION 2.1 FUND REPRESENTATIONS AND WARRANTIES. Fund hereby represents, warrants, covenants and acknowledges to State Street:

1)	That it is duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

2)

That it has the requisite power and authority under its declaration of trust, bylaws, or other governing documents (“governing documents”), and applicable law to enter into this Agreement; it has taken all requisite action necessary to contract with State Street; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms; and the person executing this Agreement on its behalf has the authority to do so.

          SECTION 2.2 STATE STREET REPRESENTATIONS AND WARRANTIES. State Street hereby represents, warrants, covenants and acknowledges to the Fund:

1)	That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

2)

That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms; and the person executing this Agreement on its behalf has the authority to do so

3)

That the core standard operating policies and procedures of State Street’s Investment Services Division, which policies and procedures State Street believes are applicable to the Federal Securities Laws (as such term is defined in Rule 38a-1 of the 1940 Act (collectively, the “Federal Securities Laws”)) and which relate to the services to be provided by State Street to the Fund under the terms of this Agreement (the “Policies and Procedures”), are reasonably designed to provide reasonable assurance that they will prevent, detect and correct violations by State Street of applicable Federal Securities Laws which relate to the services to be provided by State Street to the Fund under the terms of this Agreement. State Street shall provide a summary of the Policies and Procedures referenced above to the Fund’s Chief Compliance Officer (“CCO”), and upon request of the CCO, make updated versions of such summaries available to the CCO at least on an annual basis. Further, State Street will promptly notify the CCO of any material change to the Policies and Procedures as soon as reasonably practicable after such change has been implemented, and provide a summary of each such change together with such notice;

4)

That State Street shall meet with the CCO on an annual basis to review and discuss the Policies and Procedures, as well as on a reasonable interim basis, as requested by the CCO. State Street further shall provide to the CCO a certification with respect to items referenced in Sections 2.2(5)(a)-(c) below and the Policies and Procedures on a quarterly basis to the CCO, and such other documentation as the CCO shall reasonably request from time to time (subject to State Street’s applicable internal confidentiality and other policy restrictions);

5)

That State Street shall notify the CCO in writing as promptly as reasonably practicable, including during any period of time between the quarterly certifications referred to in Section 2.2(4) above, of any of the following material compliance matters (as defined in Rule 38a-1 under the 1940 Act) that has come to State Street’s attention with respect to its activities pursuant to this Agreement and which relate to the services to be provided by State Street to the Fund under the terms of this Agreement:

(d)	a violation of the Federal Securities Laws by State Street or any of its officers, trustees, employees, or agents;

(e)	a violation of State Street’s Policies and Procedures; or

(f)	a weakness in the design or implementation of State Street’s Policies and Procedures.

SECTION 3	DUTIES AND RESPONSIBILITIES OF THE PARTIES

          SECTION 3.1 DELIVERY OF ACCOUNTS AND RECORDS. The Fund will turn over or cause to be turned over to State Street all accounts and records needed by State Street to perform its duties and responsibilities hereunder fully and properly. State Street shall assist the Fund in determining the types of accounts and records needed by State Street to perform its duties and obligations hereunder. State Street may rely conclusively on the completeness and correctness of such accounts and records, provided State Street acts reasonably and in good faith in so relying.

          SECTION 3.2 ACCOUNTS AND RECORDS; ACCESS

          3.2.1 State Street will prepare and maintain for the Fund, under the direction of and as interpreted by the Fund, the Fund’s or Portfolios’ accountants, investment manager and/or other advisors, in complete, accurate and current form such accounts and records: (1) required to be maintained by the Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act and the rules and regulations promulgated thereunder; (2) required as a basis for calculation of each Portfolio’s net asset value; and (3) as otherwise reasonably agreed upon by the parties. The Fund will advise State Street in writing of all applicable record retention requirements other than those set forth in the 1940 Act. State Street will preserve such accounts and records during the term of this Agreement in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. The Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed and reasonably requested by State Street to complete such accounts and records when such information is not readily available from generally accepted securities industry services or publications.

          3.2.2 The Fund and State Street shall comply with the reasonable requests of the other party for information necessary to the requestor’s performance of its duties in connection with this Agreement, or to ensure compliance with applicable law, including, without limitation, requests by the Fund’s Auditor (as defined below) to review books and records of the Fund in connection with this Agreement.

          3.2.3 In addition to the obligations of State Street under Section 3.3 below, upon request of the Fund (which shall include reasonable advance notice), State Street shall grant reasonable access, during normal business hours, to the Fund’s duly authorized officers, employees, investment manager or adviser, agents and independent registered public accounting firm (“Auditor”) (with such officers, employees, investment manager or adviser, agents and Auditor all being subject to compliance with State Street’s confidentiality and security policies and procedures), to State Street’s business facilities and personnel to the extent such facilities and personnel are used in connection with State Street’s accounting and recordkeeping services to be provided hereunder, for the purposes of: (i) conducting a due diligence review of State Street’s technology systems to be used in providing accounting and recordkeeping services; (ii) performing an audit in accordance with the Fund’s own business continuity program(s); (iii) complying with any regulatory requirements applicable to the Fund; and (iv) conducting an annual or other periodic compliance review or audit by the CCO.

          3.2.4 Notwithstanding the foregoing provisions, State Street reserves the right to impose reasonable limitations on the number, frequency, timing and scope of audits and inspections requested by the Fund or its Auditor so as to prevent or minimize any potential impairment or disruption of its operations, distraction of its personnel or breaches of security, policies, confidentiality or regulatory limitations or requirements.

          3.2.5 State Street will provide the Fund, during the term of this Agreement and upon request, a SAS 70 Level II report at least once a year, or at such greater frequency as such SAS 70 Level II report is prepared by State Street with respect to its investment accounting and recordkeeping services provided hereunder. State Street shall notify the Funds of any such change in frequency.

          SECTION 3.3 ACCOUNTS AND RECORDS PROPERTY OF FUND. State Street acknowledges that all of the accounts and the records maintained by State Street pursuant hereto with respect to the Fund (i) are the sole and exclusive property of the Fund, (ii) shall, subject to Section 3.2.4, at all times during the normal business hours of State Street be open for inspection by duly authorized officers, employees or agents of the Fund and its Auditor, employees and agents of the SEC and any state securities authority, and (iii) will otherwise be delivered or made available to the Fund for inspection or reproduction within a reasonable period of time, in each case upon the demand of the Fund. State Street will assist the Fund’s Auditor or any regulatory body, in any requested review of the Fund’s accounts and records, but the Fund will reimburse State Street for all reasonable expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from the Fund of the necessary information or Proper Instructions (as defined below), State Street will supply information from the books and records it maintains for the Fund that the Fund may reasonably request for tax returns, questionnaires, periodic reports to shareholders, SEC filings and such other filings, reports and information requests as the Fund and State Street may agree upon from time to time.

          SECTION 3.4 ADOPTION OF PROCEDURES. State Street and the Fund may from time to time adopt such procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by the Fund or the Fund’s or Portfolio’s accountants, Auditor or other advisors conflicts with or violates any requirements of the governing documents, prospectus, any applicable law, rule or regulation, or any order, decree or agreement by which the Fund may be bound, provided that such assumption is in good faith and reasonable. The

Fund will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies (other than the 1940 Act and the rules and regulations promulgated thereunder) which may impact State Street responsibilities or procedures under this Agreement.

          SECTION 3.5 VALUATION OF ASSETS. State Street will value the Assets of the Fund in accordance with the Fund’s Proper Instructions and utilizing the information sources as designated from time to time by the Fund (“Pricing Sources”) on the Price Source and Methodology Authorization Matrix, substantially in the form attached hereto as Schedule C and as mutually agreed to by the parties.

          SECTION 3.6 CALCULATION OF NET ASSET VALUE AND NET INCOME. State Street shall compute the net asset value per share of each Portfolio and/or class of shares thereof. State Street shall also calculate daily the net income of each applicable Portfolio as described in the applicable prospectus and shall advise the Fund and the Fund’s transfer agent daily of the total amounts of such net income. If instructed in writing by an officer of the Fund on behalf of such Portfolio to do so, State Street also shall advise the transfer agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the applicable prospectus.

SECTION 4	PROPER INSTRUCTIONS.

As soon as reasonably practical following the execution of this Agreement, and thereafter as appropriate based on changes of personnel of the Fund or its service providers or otherwise, an officer of the Fund shall certify to State Street in writing a list of the names and specimen signatures of persons then authorized to give Proper Instructions to State Street (“Authorized Persons”). This certification shall include a statement and evidence of the officer’s authorization to provide the list of Authorized Persons. The term “Authorized Persons” may include the Fund’s or a Portfolio’s employees and agents, including investment managers, advisers, administrators and their employees. State Street shall be entitled to rely upon the identity and authority of such persons until it receives a Proper Instruction or duly authorized certification to the contrary.

“Proper Instructions”, which may also be standing instructions, as used throughout this Agreement, shall mean instructions received by State Street from Authorized Persons.. Such instructions may be in writing signed by the Authorized Person(s) or may be in a tested communication (e.g., a key pad or test key) or in a communication that utilizes access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by State Street and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and State Street. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.

Unless a certification delegating authority to any person to give Proper Instructions specifically limits such authority to specific matters or requires that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Proper Instructions whatsoever. The Fund will provide upon State Street’s request a certificate signed by an Authorized Person or an officer of the Fund as conclusive proof of any fact or matter required to be ascertained from the Fund hereunder. The

Fund will also provide State Street Proper Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Proper Instructions, or the instruction or advice of the Fund’s or a Portfolio’s accountants or counsel, it may in its discretion, communicate such belief to the Fund and refrain from acting in accordance therewith.

SECTION 5	LIMITATION OF LIABILITY; INDEMNIFICATION.

          SECTION 5.1. INDEMNIFICATION OF STATE STREET BY THE FUND. State Street shall be held to the standard of reasonable care in carrying out the provisions of this Agreement. However, State Street is not responsible or liable for, and the Fund will promptly indemnify and hold State Street harmless from and against, any and all direct costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities that are incurred by State Street or for which State Street is held to be liable, arising out of or attributable to State Street’s entrance into this Agreement, as a result of State Street following any Proper Instructions, or as a result of any other action or inaction of State Street in the performance of its duties under this Agreement, provided, however, that any such action or inaction was in good faith and in the exercise of reasonable care; and provided, further, that such indemnity and hold harmless obligation shall not apply to any costs, expenses, losses, damages, charges, reasonable counsel fees, payments or liabilities to the extent arising out of the State Street’s negligence, bad faith or willful misconduct.

          Any amounts payable by the Fund under this Section 5 shall be satisfied only against the assets of the Fund and only against the Portfolio(s) involved in the matter and not against the assets of any other Fund(s) or Portfolio(s).

          SECTION 5.2. OTHER LIMITATIONS OF STATE STREET’S LIABILITY. Without limiting the generality of Section 5.1, State Street is not responsible or liable hereunder for:

1)

State Street’s action or failure to act hereunder upon any advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed, including any communications, data or other information received by State Street by means of the Systems (as such term is defined in the Master Remote Access Services Agreement of even date herewith by and between the Funds and State Street (the “Remote Access Agreement”) or any electronic system of communication;

2)

State Street’s action or failure to act in good faith reliance on the advice or opinion of counsel for the Fund or of its own counsel with respect to questions or matters of law arising under this Agreement, the reasonable costs for any such advice or opinion may be obtained by State Street at the expense of the Fund, or on the advice or statements of any officer or employee of the Fund, or the Fund’s Auditor, accountants or other authorized individuals, and other persons believed by it in good faith to be experts in matters upon which they are consulted;

3)

Any error, omission, inaccuracy or other deficiency in any Portfolio’s accounts and records or other information provided to State Street by or on behalf of the Fund, including the accuracy of the prices quoted by the Pricing Sources, or the information supplied by the Fund to value the Assets, or the failure of the

Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties hereunder; or

4)	Loss occasioned by the acts, omissions, defaults or insolvency of any broker, bank, trust company, securities system or any other person with whom State Street may deal.

          SECTION 5.3 INDEMNIFICATION OF THE FUND BY STATE STREET. State Street shall promptly indemnify and hold the Fund harmless from and against any and all direct costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities that are incurred by the Fund or for which the Fund is held to be liable, to the extent arising out of or attributable to the failure of State Street to exercise the standard of care set forth in Section 5.1 above; provided, however, that such indemnity and hold harmless obligation shall not apply to any costs, expenses, losses, damages, charges, reasonable counsel fees, payments or liabilities to the extent arising out of the Fund’s negligence, bad faith or willful misconduct.

          SECTION 5.4 INDEMNIFICATION PROCEDURES. Promptly after receipt by the Fund or State Street of notice of a matter that may be covered under the indemnification provisions of Section 5.1 or 5.3, as applicable (each, a “Claim”), the party making a claim for indemnification (the “Claimant”) shall promptly notify the other party from which the Claimant is seeking indemnification (the “Indemnitor”); provided, however, that a delay by Claimant in notifying Indemnitor of a Claim shall not permit Indemnitor to avoid its indemnification obligations hereunder except to the extent Indemnitor is actually prejudiced by such delay. The Claimant shall provide the Indemnitor with complete details and pleadings requested by the Indemnitor concerning the Claim and shall cooperate fully and in good faith with the Indemnitor in investigating and defending the Claim. The Indemnitor will be entitled to timely participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Indemnitor elects to assume the defense of any such suit and retain counsel, the Claimant and/or any of its affiliated persons named as defendant or defendants in the suit may retain additional counsel but Claimant shall bear the fees and expenses of such counsel unless the Indemnitor shall have specifically authorized the retaining of such counsel. The Claimant shall in no event confess any claim or settle or make any compromise in any case in which the Indemnitor may be required to indemnify the Claimant except with the Indemnitor’s prior written consent.

          SECTION 5.5. LIMITATION OF DAMAGES. Notwithstanding any provision herein to the contrary, none of the parties hereto shall be liable for any indirect, consequential, incidental, exemplary, punitive or special damages, even if such party has been apprised of the likelihood of such damages occurring.

          SECTION 5.6. FORCE MAJEURE. Notwithstanding anything herein to the contrary, neither the Fund nor State Street shall be liable to the other for the failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity’s reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

SECTION 6 COMPENSATION. In consideration for its services hereunder, State Street shall be paid the compensation set forth in a separate fee schedule, incorporated herein by reference, to be agreed to in writing by the Fund, its investment adviser (as applicable) and State Street from time to time, and, upon reasonable demand, reimbursement for cash disbursements incurred by State Street in connection with the performance of services hereunder.

SECTION 7	TERM AND TERMINATION.

          SECTION 7.1 INITIAL TERM. The initial term of this Agreement is for a period of one (1) year. Thereafter, either the Fund or State Street may terminate this Agreement by written notice to the other party and received not less than 120 days prior to the date upon which such termination will take effect, in the case of termination by State Street, and not less than 60 days prior to the date upon which such termination will take effect, in the case of termination by the Fund.

          Upon termination hereof with respect to the Fund:

1) State Street shall be paid its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

2) The Fund will designate a successor (which may be the Fund) by Proper Instruction to State Street; and

3) State Street will, upon payment of all sums due to State Street from the Fund hereunder or otherwise that are not the subject of reasonable dispute, promptly deliver all accounts and records and other properties of Fund to the designated successor, or, if none is designated, to the Fund, at State Street’s Quincy, Massachusetts office. Records maintained in electronic form on State Street’s systems shall be delivered in machine readable form.

          SECTION 7.2 EFFECT OF TERMINATION. Termination of this Agreement with respect to the Fund or a particular Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

          SECTION 7.3 RECORDS STORAGE. In the event that accounts, records or other properties remain in the possession of State Street after the date of termination hereof for any reason other than State Street’s failure to deliver the same, State Street is entitled to reasonable compensation for the costs of storage thereof during such period, and shall be entitled to destroy the same if not removed by the Fund within one-hundred eighty (180) days after written demand.

SECTION 8	GENERAL

          SECTION 8.1 BUSINESS CONTINUITY PLAN. State Street shall maintain a comprehensive business continuity plan that is commercially reasonable and complies with applicable law, rules and regulations. State Street will provide an executive summary of such plan upon reasonable request of the Fund. State Street will test the adequacy of its business continuity plan at least annually. In the event of business disruption that materially impacts State Street’s provision of service under this Agreement, State Street will promptly notify the Fund of the disruption and the steps being taken in response.

          SECTION 8.2 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, State Street and the Fund (on behalf of each of the Portfolios), may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Fund’s governing documents. Any agreement as to interpretive or additional provisions shall be in a writing signed by all parties. Unless such writing specifically provides otherwise, no interpretive or additional provisions made as provided above shall be deemed to be an amendment of this Agreement.

          SECTION 8.3 CONSTRUCTION AS TO THE PORTFOLIOS. Under no circumstances will the rights, liabilities, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement as to each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the other Portfolios for any reason. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to the Fund is deemed to relate solely to the particular Portfolio to which such transaction relates.

          SECTION 8.4 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

          SECTION 8.5 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, the provisions within all prior agreements between the Fund on behalf of each of its Portfolios and State Street that relate to the accounting and recordkeeping of the Assets.

          SECTION 8.6 INSTRUCTIONS AND NOTICES. Each party hereto shall designate from time to time the person(s) and address(es) to which Proper Instructions, notices and other communications related to the daily operations must be sent. All other notices or other communications given hereunder (including, but not limited to, termination, breach, or default notices) may be delivered: (i) in person to the offices of the parties at the addresses of the parties set forth below during normal business hours: (ii) by prepaid, certified U.S. mail (in which case it shall be deemed to have been served at the expiration of five business days after posting) to the addresses of the parties set forth below; (iii) by facsimile or telecopy to the numbers of the parties set forth below (in which case it shall be deemed to have been served on the business day after the receipt thereof; provided, however, that written confirmation of transmission from the transmitting equipment must be delivered to the receiving party promptly thereafter for notice to be effective); or (iv) by any other means mutually agreed upon in writing by the parties. Either the Fund or State Street may change its delivery information from time to time by written notice given as aforesaid to the other.

To the Fund:	COLLEGE RETIREMENT EQUITIES FUND
Attention: Funds Treasurer
8500 Andrew Carnegie Boulevard

Charlotte, NC 28262
Telephone: 704-988-5244
Facsimile/Telecopy: 704-988-5247

With a copy to:
General Counsel – Asset Management
TIAA-CREF
730 Third Avenue
New York, New York 10017-3206
Telephone: 212-490-9000
Facsimile/Telecopy: 212-916-6980

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
Attention: Funds Treasurer
8500 Andrew Carnegie Boulevard
Charlotte, NC 28262
Telephone: 704-988-5244
Facsimile/Telecopy: 704-988-5247

With a copy to:
General Counsel – Asset Management
TIAA-CREF
730 Third Avenue
New York, New York 10017-3206
Telephone: 212-490-9000
Facsimile/Telecopy: 212-916-6980

TIAA-CREF LIFE FUNDS
Attention: Funds Treasurer
8500 Andrew Carnegie Boulevard
Charlotte, NC 28262
Telephone: 704-988-5244
Facsimile/Telecopy: 704-988-5247

With a copy to:
General Counsel – Asset Management
TIAA-CREF
730 Third Avenue
New York, New York 10017-3206
Telephone: 212-490-9000
Facsimile/Telecopy: 212-916-6980

TIAA-CREF SEPARATE ACCOUNT VA-1
Attention: Funds Treasurer
8500 Andrew Carnegie Boulevard
Charlotte, NC 28262
Telephone: 704-988-5244
Facsimile/Telecopy: 704-988-5247

With a copy to:
General Counsel – Asset Management
TIAA-CREF
730 Third Avenue
New York, New York 10017-3206
Telephone: 212-490-9000
Facsimile/Telecopy: 212-916-6980

To State Street:	STATE STREET BANK AND TRUST COMPANY
1776 Heritage Drive
Quincy, MA 02171
Attention: James M. Keenan
Telephone: 617-985-9422
Facsimile/Telecopy: 617-985-7575

          SECTION 8.7 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, provided that such reproduction is a true and accurate representation of the original. In addition, any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence, provided that it is a true and accurate representation of the original.

SECTION 8.8 OTHER AGREEMENTS

                    8.8.1 REMOTE ACCESS AGREEMENT. State Street and the Fund agree to be bound by the terms of the Remote Access Agreement.

                    8.8.2 MUTUAL CONFIDENTIALITY AGREEMENT. State Street and the Fund agree to be bound by the terms of the Mutual Confidentiality Agreement attached hereto as Schedule D.

          SECTION 8.9 SURVIVAL. The provisions of Sections 2.2(5), 5, 6, 7, and 8.7 shall survive the expiration, termination or cancellation of this Agreement.

          SECTION 8.10 ASSIGNMENT. Except as otherwise set forth herein, this Agreement may not be assigned by either party without the prior written consent of the other. State Street shall have the right to delegate and sub-contract for the performance of any or all of its duties hereunder to a wholly-owned subsidiary or other affiliated person (as such term is defined in the 1940 Act) of State Street (each, a “State Street Affiliate”); provided, however, that no such delegation or sub-contracting to a State Street Affiliate shall be effective unless State Street shall remain ultimately responsible for the performance of such duties.

          In addition, State Street shall have the right to delegate and sub-contract for the performance of any or all of its duties hereunder to any non-affiliate or third party entity (each, a “Non-Affiliate”); provided, however, that the following conditions are met: (1) the delegate has adequate service capabilities necessary to meet the quality and service levels required of State Street hereof; (2) State Street shall remain ultimately responsible for the performance of such duties; (3) all the terms and conditions hereof shall continue to apply as though State Street performed such duties itself; and (4) State Street shall give the Fund sixty (60) days prior written notice (the “Assignment Notice Period”) of any decision by State Street to delegate or sub-contract its duties hereunder to a Non-Affiliate.

          During the Assignment Notice Period, the Fund may object to the proposed delegation or sub-contracting to a Non-Affiliate. If State Street disregards the Fund’s objection, then the Fund shall have the right, without penalty to State Street, to terminate that portion of the Agreement to which the delegation or sub-contracting relates. If the Fund fails to deliver a written objection to State Street during the Assignment Notice Period regarding the proposed Non-Affiliate delegation or sub-contracting, then the Fund shall be deemed to have consented to such delegation or sub-contracting. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          SECTION 8.11 COUNTERPARTS. This Agreement may be executed in several counterparts (including facsimile counterparts), each of which shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same original Agreement.

          SECTION 8.12 SEVERABILITY. If any provision in this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

          SECTION 8.13. CAPTIONS. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          SECTION 8.14. ADDITIONAL PORTFOLIOS. In the event that the Fund establishes one or more additional series with respect to which it desires to have State Street render services under the terms hereof, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series shall become a Portfolio. State Street agrees that it will provide services in support of new Portfolios provided that (a) the types of securities held by the new Portfolios and (b) the services to be provided by State Street for the new Portfolios are substantially the same as the types of securities and services relating to the then existing Portfolios hereunder.

          SECTION 8.15. AMENDMENT. This Agreement may be modified or amended from time to time by mutual written agreement signed by the parties hereto.

          SECTION 8.16. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing signed by the waiving party.

          SECTION 8.17. NO LIABILITY OF SHAREHOLDERS AND TRUSTEES. This Agreement is executed by the Fund’s Board of Trustees (“Trustees”), not individually, but rather in their capacity as Trustees under the Declaration of Trust of the Fund, as amended. None of the shareholders, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and, if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Portfolios, then only to the property held for the benefit of the affected Portfolio or Portfolios.

[Remainder of page left intentionally blank]
[Signature page(s) follow]

SIGNATURE PAGE

          IN WITNESS WHEREOF, each of the parties has caused this Investment Accounting Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above-written.

SIGNATURE ATTESTED TO BY:	COLLEGE RETIREMENT EQUITIES FUND, on behalf of its respective Portfolios as listed on Schedule A, severally and not jointly

By: /s/ Phillip G. Goff	By: /s/ Georganne Proctor

Name: Phillip G. Goff	Name: Georganne Proctor
Title: Treasurer	Title: Executive Vice President and
Chief Financial Officer

SIGNATURE ATTESTED TO BY:	TIAA-CREF INSTITUTIONAL MUTUAL FUNDS, on behalf of its respective Portfolios as listed on Schedule A, severally and not jointly

By: /s/ Georganne Proctor	By: /s/ Phillip G. Goff

Name: Georganne Proctor	Name: Phillip G. Goff
Title: Executive Vice President and	Title: Treasurer
Chief Financial Officer

SIGNATURE ATTESTED TO BY:	TIAA-CREF LIFE FUNDS, on behalf of its respective Portfolios as listed on Schedule A, severally and not jointly

By: /s/ Georganne Proctor	By: /s/ Phillip G. Goff

Name: Georganne Proctor	Name: Phillip G. Goff
Title: Executive Vice President and	Title: Treasurer
Chief Financial Officer

SIGNATURE PAGE
(CONTINUED)

SIGNATURE ATTESTED TO BY:	TIAA SEPARATE ACCOUNT VA-1, on behalf of its respective Portfolio as listed on Schedule A, severally and not jointly

By: /s/ Phillip G. Goff	By: /s/ Georganne Proctor

Name: Phillip G. Goff	Name: Georganne Proctor
Title: Treasurer	Title: Executive Vice President and
Chief Financial Officer

SIGNATURE ATTESTED TO BY:	STATE STREET BANK AND TRUST COMPANY

By: /s/ Marvin Rau	By: /s/ Joseph L. Hooley

Name: Marvin Rau	Name: Joseph L. Hooley
Title: Vice President	Title: Vice Chairman

Attachments:
Schedule A – List of Funds and Accounts
Schedule B – Accounting and Recordkeeping Services
Schedule C – Price Source and Methodology Authorization Matrix
Schedule D – Mutual Confidentiality Agreement

SCHEDULE A
TO
Investment Accounting Agreement

The Funds

I. College Retirement Equities Fund

(a New York nonprofit membership corporation registered with the Securities and Exchange Commission as an open end management investment company on Form N-3).

II. TIAA–CREF Institutional Mutual Funds

(a Delaware statutory trust registered with the Securities and Exchange Commission as an open end management investment company on Form N-1A).

III. TIAA–CREF Life Funds

(a Delaware statutory trust registered with the Securities and Exchange Commission as an open end management investment company on Form N-1A)

IV. TIAA Separate Account VA-1

(a separate account of Teachers Insurance and Annuity Association of America registered with the Securities and Exchange Commission as an open end management investment company on Form N-3)

The Portfolios of the Funds

The Portfolios of each Fund are listed below:

I.	College Retirement Equities Fund

Portfolios:

Stock Account
Global Equities Account
Growth Account
Equity Index Account
Bond Market Account
Inflation-Linked Bond Account
Social Choice Account
Money Market Account

SCHEDULE A
(CONTINUED)

II.	TIAA–CREF Institutional Mutual Funds

Portfolios:

Growth Equity	Large-Cap Value Index	International Equity Index
Growth & Income	Equity Index	Social Choice Equity
International Equity	S&P 500 Index	Real Estate Securities
Large-Cap Growth	Mid-Cap Growth Index	Managed Allocation II
Large-Cap Value	Mid-Cap Value Index	Bond
Mid-Cap Growth	Mid-Cap Blend Index	Bond Plus II
Mid-Cap Value	Small-Cap Growth Index	Short-Term Bond II
Small-Cap Equity	Small-Cap Value Index	High-Yield II
Large-Cap Growth Index	Small-Cap Blend Index	Tax-Exempt Bond II
Inflation Linked Bond	Money Market	TIAA-CREF Lifecycle Funds
Enhanced International Equity Index	Enhanced Large-Cap Growth Index	Enhanced Large-Cap Value Index

TIAA-CREF Lifecycle Funds

Lifecycle 2010 Fund
Lifecycle 2015 Fund
Lifecycle 2020 Fund
Lifecycle 2025 Fund
Lifecycle 2030 Fund
Lifecycle 2035 Fund
Lifecycle 2040 Fund
Lifecycle 2045 Fund
Lifecycle 2050 Fund
Lifecycle Retirement Income Fund

III.	TIAA-CREF Life Funds

Portfolios:

Growth Equity
Growth & Income
International Equity

SCHEDULE A
(CONTINUED)

Large-Cap Value
Small-Cap Equity
Stock Index
Social Choice Equity
Real Estate Securities
Bond
Money Market

IV.	TIAA Separate Account VA-1

Portfolio:

Stock Index Account

SCHEDULE B
To
Investment Accounting Agreement

Accounting and Recordkeeping Services

The following services and such other accounting and recordkeeping services as may be agreed to in writing between State Street and Fund from time to time:

¡

Calculate the net asset value of each Portfolio and/or class of shares thereof on each day and time the Portfolio is obligated to calculate its net asset value in accordance with the Fund’s registration statement and applicable policies and procedures, as well as such other times as the parties may agree

¡	Transmit each Portfolio’s daily net asset value to NASDAQ and other entities as agreed upon by the parties, and communicate such net asset value to the Fund and its transfer agent

¡	Record and maintain general ledger entries and provide a summary of general ledger data each business day to the TIAA-CREF general ledger

¡	Calculate daily expenses

¡	Calculate daily income

¡	Monitor and report to the Fund regarding overdue income items as requested by the Fund

¡	Reconcile daily activity to the trial balance

¡

Record and maintain appropriate records regarding distributions of monies, securities or other assets to the Fund, including distributions in connection with corporate actions and class action lawsuits

¡	Value each security and other property of each Portfolio pursuant to the then-current price source and methodology authorization form completed by the Fund

¡	Report NAV errors to Fund management upon discovery, and provide Fund management with a report of all detected NAV errors monthly

¡	Prepare and reconcile account balances daily and report negative cash balances to Fund management

¡	Maintain historical tax lots for each asset

¡	Record all investment purchases and sales

¡

Maintain, on a daily basis, a cash receipts journal, a cash disbursements journal, a redemptions journal, an accounts receivable report, an accounts payable report, open subscriptions and redemptions reports, a transaction (securities) journal, and a broker net trades report

¡	Record all capital share activities and reconcile such activities daily with the Transfer Agent

¡	Prepare a holdings ledger on a quarterly basis and a buy-sell ledger (broker’s ledger) on a semiannual basis for each Portfolio

¡

Prepare SEC-yield and average weighted maturity for a Fund that is a money market fund, calculated in accordance with applicable U.S. securities laws and regulations and as may be reasonably requested by Fund Management

¡	In conjunction with the Principal Financial Officer for the Fund, assist in preparing for and coordinating the Fund’s annual audit of their financial statements

¡

Provide to the Fund accounting and other data within the investment accounting records maintained by State Street that is reasonably requested by the Fund and/or is necessary or required to update or prepare and file the Fund’s annual and semi-annual reports and financial statements, Form N-SAR, Form N-CSR, Form N-Q, Form 24f-2, annual tax returns, registration statements, proxy statements and other documents or filings with the SEC or any other regulatory entity;

¡	Prepare industry survey forms as reasonably requested by Fund

¡

Perform investment accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Section 31(a) of the 1940 Act and the rules and regulations promulgated thereunder, including maintain all books and records of the funds as required, and for the time periods specified, under Rule 31a-1(b) and Rule 31a-2 of the 1940 Act and as such rules or any successor rules may be amended from time to time, that are applicable to the fulfillment of State Street’s duties hereunder, as well as any other documents necessary or advisable for compliance with applicable regulations to which may be mutually agreed between the Fund and State Street

¡

Communicate and reconcile relevant data with each Portfolio’s custodian as agreed by the parties (e.g., data regarding cash, investments in securities, dividend tax reclaims, and futures contacts and other derivatives)

¡	Provide reporting pursuant to State Street’s Rule 38a-1 compliance program as requested by the Fund’s Chief Compliance Officer

¡

Assist Fund Management with responding to information requests and producing documents in connection with routine SEC audits, inquiries and examinations, including up-to-date versions of any report or ledger maintained by State Street under this Agreement

¡

Provide sub-certifications to Fund management in accordance with reasonable specifications requested by the Fund’s Principal Financial Officer (“PFO”) in connection with the certifications required to be filed with Forms N-CSR and N-Q

¡	Participate as requested by the PFO in meetings related to the evaluation of the effectiveness of the Fund’s disclosure controls and procedures

¡	Provide daily cash availability reporting

¡	Provide any other services not listed herein upon which State Street and the Fund mutually agree

SCHEDULE C
To
Investment Accounting Agreement

Price Source and Methodology Authorization Matrix

[See Attached]

SCHEDULE C
to
Investment Accounting Agreement

Fair Value Pricing Authorization Form

Fund Entity Name:

(Attach list, if required, of funds and portfolios, if applicable, or create separate forms if multiple triggers apply)

Effective Date:

Vendor:	FT Interactive Data

Market Trigger(s):	S&P 500

Timing of Trigger(s):	11:30AM vs. 4PM

Threshold to Invoke Fair Value: (+ or -) 0.5%

Filter on Confidence Interval (FT Interactive Only):

Yes ☒	No ☐

Minimum Confidence Interval:	90%

Authorized By:

Name:

Title:

Officer of the Fund

Accepted By:

Name:

Title:	Vice President

State Street Bank and Trust Company

Fair Value Pricing Authorization Form Explanation of Fields

Fund Entity Name	Indicate fund name or if multiple funds or portfolios of a fund, attach a complete list

Effective Date	Date the funds are to begin using Fair Value vendor feed at SSC

Vendor	Name of Fair Value vendor to be used

Market Trigger(s)	Name of Trigger used to determine when to invoke Fair Value Pricing procedures, i.e., S&P 500, Nikkei

Timing of Trigger(s)	A specific time at which the Trigger determines Fair Value Pricing procedures should be initiated, i.e., Japan close to 4 PM EST (Nikkei Futures), 4 PM EST prior day to 4 PM EST current day (S&P500)

Threshold to Invoke Fair Value	Minimum percentage of movement of designated Trigger to determine that Fair Value should be invoked

FT Interactive Only

Filter on Confidence Interval	Indicate “Yes” if the fund should impose a confidence interval filter to determine which securities should be Fair Valued

Minimum Confidence Interval	Minimum confidence interval percentage used to apply Fair Value Adjustment Factors

Authorized By	Provide signature of the Fund Officer authorizing the completion of the Fair Value Pricing Authorization Form

Accepted By	Provide signature of a Vice President from State Street Fund Group accepting the completion of the Fair Value Pricing Authorization Form

SCHEDULE C
to
Investment Accounting Agreement

FAIR VALUE PRICING AUTHORIZATION LETTER

To: State Street Bank and Trust Company

From:

Fund Entity Name:

Fund Entity Address:

Date:

Reference is hereby made to that certain Investment Accounting Agreement dated November ___, 2007 (the “Accounting Agreement”) by and between, among other parties, _____________________________ __________________ (the “Fund”) and State Street Bank and Trust Company (“State Street”). Capitalized terms used in this Fair Value Pricing Authorization Letter (the “Authorization”), or in any attachment or supplement thereto, shall have the meanings provided in the Accounting Agreement unless otherwise specified. Pursuant to the Accounting Agreement, the Fund hereby directs State Street to calculate the net asset value (“NAV”) of the Fund or, if applicable, its Portfolios, in accordance with the terms of the Fund’s or Portfolio’s currently effective Prospectus or other governing documents. State Street will perform the NAV calculation subject to the terms and conditions of the Accounting Agreement, the related Price Source and Methodology Authorization, and this Authorization.

The Fund’s Board of Trustees has approved the vendor and fair value procedures as detailed on the Fair Value Pricing Authorization Form attached hereto.

The Fund hereby authorizes State Street to use the Fair Value pricing source specified on the attached Fair Value Pricing Authorization Form to obtain adjustment factors to be applied to the closing prices of the securities of the Fund or the Fund’s portfolio(s) to calculate a fair-value-adjusted market value to be used in the calculation of the NAV of the Fund or its Portfolios. The Fund understands that State Street does not assume responsibility for the accuracy of the adjustment factors or other fair value pricing information provided by the specified fair value vendor and that State Street shall have no liability for any incorrect data provided by said vendor specified by the Fund, except as may arise from State Street’s lack of reasonable care in applying any adjustment factors to the closing prices of the Fund’s or Portfolio’s securities and/or (if applicable) calculating the fair-value-adjusted NAV of the Fund or Portfolio in accordance with the data furnished to State Street.

The Fund agrees to indemnify and hold State Street harmless from any claim, loss or damage arising as a result of using Fair Value adjustment factors or prices furnished by any specified fair value pricing source. The Fund agrees to notify State Street promptly in writing if the fair value pricing procedures authorized by the Fund’s Board have been changed.

[Remainder of page left intentionally blank]
[Signature page follows]

As of: 11/21/07

[Signature Page to Fair Value Pricing Authorization Letter]

Kindly acknowledge your acceptance of the terms of this Authorization in the space provided below.

[Fund Name(s) & Portfolio(s), if applicable]:

By:

Title:

Name (print):

The foregoing terms are hereby accepted.

STATE STREET BANK AND TRUST COMPANY

By:

Title:

Name (print):

As of: 11/21/07

Authorization Matrix

SCHEDULE C
to

Investment Accounting Agreement

AUTHORIZATION MATRIX to be attached to Price Source and Methodology Authorization dated ______

CLIENT: ____TIAA-CREF___________ Effective Date: ____________(supersedes prior Authorization Matrices)

Note: [Please submit Client Name, Fund Name and/or List of Funds with this form]

Security Type	Primary Source	Secondary Source	Tertiary Source	Pricing Logic	Pricing Default Logic	Valuation Point

EQUITIES

U. S. Listed Equities (NYSE, AMEX)	Reuters	Thomson ILX	Bloomberg	Last Sale	Mean	4 PM Close

U.S. OTC Equities (Nasdaq)	Reuters	Thomson ILX	Bloomberg	Last Sale	Mean	4 PM Close

Foreign Equities	Reuters	Thomson ILX	Bloomberg	Last Sale/Official Close (see attachment)		Market Close

Foreign Official Close Market- Hong Kong/Mexico/Greece/Egypt/India/South Africa	Reuters	Thomson ILX	Bloomberg	Official Close (see attachment)		Market Close

Listed ADR’s	Reuters	Thomson ILX	Bloomberg	Last Sale	Mean	Market Close

FIXED INCOME

Short Term Instruments	FT Interactive	Reuters		Evaluated Bid		3 PM Close

OTHER ASSETS

Futures	Reuters	Bloomberg				Market Close

Non – Listed ADR’s	FT	Reuters				Market

40 Act v2 Schedule C to ICA (Price Authorization Matrix) (5) 1 of 2	As of: 11/21/2007

Authorization Matrix

	interactive		Close

EXCHANGE RATES

	WM Company	WM Company	4 PM, 11 AM

FORWARD POINTS

	WM Company	WM Company	4 PM, 11 AM

Price Source and Methodology Authorization

Instructions: For each security type allowed by the Fund Prospectus, please indicate the primary, secondary and tertiary source to be used in calculating Net Asset Value for the Funds identified. NOTE: If an Investment Manager is a Pricing Source, please specify explicitly.

State Street performs a Data Quality review process as specified in the Sources Status Pricing Matrix on the NAVigator Pricing System which specifies pricing tolerance thresholds, index and price aging details. The Sources Status Pricing Matrix will be provided for your information and review.

AUTHORIZED BY:		ACCEPTED:

	Fund Officer		State Street Vice President

Name (print):

Explanation of Fields

Client:	Indicate the name of the Client and the Fund name or if multiple funds, attach a list of fund names

Primary Source:	Indicate the primary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.

Secondary Source:	Indicate the secondary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.

Tertiary Source:	Indicate the tertiary (3rd level) source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.

Pricing Logic:	Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated, Last, etc.

Pricing Default Logic:	Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated, Last, etc. in the instance where the preferred price type is not available

Authorized By:	Provide the signature of the person authorizing the completion of the Price Source and Methodology Authorization

Date:	Indicate the date the Price Source and Methodology Authorization was completed

40 Act v2 Schedule C to ICA (Price Authorization Matrix) (5)	As of: 11/21/2007

SCHEDULE D
To
Investment Accounting Agreement

Mutual Confidentiality Agreement

[See Attached]

MUTUAL CONFIDENTIALITY AGREEMENT

This Mutual Confidentiality Agreement (“Agreement”) is entered into on June 28, 2007 (but shall be considered effective as of May 15, 2007) by and between Teachers Insurance and Annuity Association of America, a New York corporation with a place of business at 8500 Andrew Carnegie Boulevard, Charlotte, North Carolina 28262 on behalf of itself and its affiliated entities and subsidiaries (hereinafter, collectively “TIAA”) and State Street Bank and Trust Company, a Massachusetts trust company with a place of business at 225 Franklin Street, Boston, Massachusetts 02110, on behalf of itself and its affiliated entities and subsidiaries (hereinafter, collectively “Participant”).

In consideration of the premises, the parties agree as follows:

1. Confidential Information. Confidential Information disclosed under this Agreement shall mean any of the following, whether in written or oral form:

          A. Any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, pricing information, and internal performance results relating to the past, present, or future business activities of TIAA or Participant, their respective parent corporations, their respective subsidiaries and affiliated companies and the customers, clients, subcontractors, and suppliers of any of the foregoing;

          B. Any scientific or technical information, concepts, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords TIAA or Participant a competitive advantage over its competitors; and

          C. All confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, configurations, schedules, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing which now exist or come into the control or possession of the party.

2. Confidentiality Obligations. Except as expressly authorized by prior written consent of the disclosing party (“Discloser”), the party receiving Confidential Information (“Recipient”) shall:

          A. Limit access to Discloser’s Confidential Information to Recipient’s employees or consultants who have a need-to-know in connection with the evaluation of the potential business transaction contemplated between the parties and any resulting relationship between the parties, and only for use in connection therewith;

          B. Advise those employees and consultants who have access to the Confidential Information of the proprietary nature thereof and of the obligations set forth in this Agreement;

          C. Take appropriate action by instruction or agreement with the employees and consultants having access to Discloser’s Confidential Information to fulfill Recipient’s obligations under this Agreement;

          D. Safeguard all of Discloser’s Confidential Information by using a reasonable degree of care, but not less than that degree of care used by Recipient in safeguarding its own similar information or material;

          E. Use all of Discloser’s Confidential Information solely for purposes of evaluating the potential business transactions between the parties and any resulting relationship between the parties; provided, however, that Participant may aggregate TIAA’s non-public portfolio holdings information with similar data of other clients of Participant and may report and use such aggregated data so long as such aggregated data is sufficiently large a sample that no Confidential Information of TIAA can be identified either directly or by inference or implication from such aggregated data;

          F. Not disclose any of Discloser’s Confidential Information to third parties, except as authorized by the Discloser.

Upon Discloser’s request, Recipient shall surrender to Discloser or, at Discloser’s request, destroy all memoranda, notes, records, drawings, manuals, records, and other documents or materials (and all copies of same) relating to or containing Discloser’s Confidential Information. When Recipient destroys or returns the materials, Recipient shall certify in writing that it has destroyed or returned all materials containing or relating to the Confidential Information. Notwithstanding the foregoing, Recipient may keep copies of the Discloser’s Confidential Information solely for the purpose of maintaining appropriate business records or as may be required by law or regulation, subject in all cases to Recipient’s confidentiality obligations in this Agreement.

3. Exceptions To Confidentiality. The obligations of confidentiality and restriction on use in Section 2 shall not apply to any Confidential Information that Recipient proves:

          A. Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of Recipient;

          B. Was lawfully received by Recipient from a third party free of any obligation of confidence to the third party;

          C. Was already in Recipient’s possession prior to receipt from Discloser;

          D. Is required to be disclosed by law or regulation in a judicial or administrative proceeding, investigation, audit, regulatory examination or other similar process, or a civil investigative demand (if appropriate confidentiality protections are obtained by Discloser), after making commercially reasonable efforts to assist Discloser in maintaining such information in confidence, including, but not limited to, giving Discloser as much advance written notice as practical of the possibility of disclosure to allow Discloser to stop such disclosure or obtain a protective order concerning such disclosure; or

          E. Was previously and independently developed by Recipient’s employees, consultants, or agents without reference to Confidential Information.

4. Equitable Relief. Participant and TIAA agree that money damages would not be a sufficient remedy for breach of this Agreement. Accordingly, in addition to all other remedies that either party may have, a party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any breach of this Agreement. The parties agree to waive any requirement for a bond in connection with any such injunctive or other equitable relief.

5. Products and Services. Nothing in this Agreement shall prohibit or restrict the rights of the Recipient or its affiliates to develop, use or market products or services similar to or competitive with those of the Discloser disclosed in the Confidential Information as long as Recipient shall not thereby breach this Agreement.

6. Term. This Agreement shall commence on the date shown herein and shall continue until the earlier of (i) one year following such date, or (ii) the execution of definitive service agreements between TIAA and Participant for custody, fund accounting and other ancillary services. The obligations of confidentiality in this Agreement shall survive termination for 5 years or, if shorter, for the longest time allowed under applicable law.

7. Governing Law. This Agreement and performance under it shall be governed by the laws of the State of New York, excluding its conflicts of laws rules.

8. General. This Agreement may not be assigned or otherwise transferred by either party, in whole or in part, without the prior written consent of the other party. This Agreement contains the entire and exclusive agreement of the parties and supersedes any previous understanding or agreement related to confidentiality regarding the potential business transactions between the parties, whether written or oral. All changes or modifications to this Agreement must be agreed in writing by the parties. Failure by any party to enforce any contract term shall not be deemed a waiver of future enforcement of that or any other term. The provisions of this Agreement are to be considered severable. Each party intends that a facsimile of its signature printed by a receiving fax machine be regarded as an original signature and agrees that this Agreement can be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA	STATE STREET BANK AND TRUST COMPANY

By:	By:

(Authorized Signature)	(Authorized Signature)
Name:	Name: James M. Keenan
Title: Senior Vice President
Title:

MUTUAL CONFIDENTIALITY AGREEMENT

This Mutual Confidentiality Agreement (“Agreement”) is entered into on June 28, 2007 (but shall be considered effective as of May 15, 2007) by and between Teachers Insurance and Annuity Association of America, a New York corporation with a place of business at 8500 Andrew Carnegie Boulevard, Charlotte, North Carolina 28262 on behalf of itself and its affiliated entities and subsidiaries (hereinafter, collectively “TIAA”) and State Street Bank and Trust Company, a Massachusetts trust company with a place of business at 225 Franklin Street, Boston, Massachusetts 02110, on behalf of itself and its affiliated entities and subsidiaries (hereinafter, collectively “Participant”).

In consideration of the premises, the parties agree as follows:

1. Confidential Information. Confidential Information disclosed under this Agreement shall mean any of the following, whether in written or oral form:

          A. Any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, pricing information, and Internal performance results relating to the past, present, or future business activities of TIAA or Participant their respective parent corporations, their respective subsidiaries and affiliated companies and the customers, clients, subcontractors, and suppliers of any of the foregoing;

          B. Any scientific or technical information, concepts, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords TIAA or Participant a competitive advantage over its competitors; and

          C. All confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, configurations, schedules, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment prototypes and models, and any other tangible manifestation of the foregoing which now exist or come into the control or possession of the party.

2. Confidentiality Obligations. Except as expressly authorized by prior written consent of the disclosing party (“Discloser”), the party receiving Confidential Information (“Recipient”) shall:

          A. Limit access to Discloser’s Confidential Information to Recipient’s employees or consultants who have a need-to-know in connection with the evaluation of the potential business transaction contemplated between the parties and any resulting relationship between the parties, and only for use in connection therewith;

          B. Advise those employees and consultants who have access to the Confidential Information of the proprietary nature thereof and of the obligations set forth in this Agreement;

          C. Take appropriate action by instruction or agreement with the employees and consultants having access to Discloser’s Confidential Information to fulfill Recipient’s obligations under this Agreement;

           D. Safeguard all of Discloser’s Confidential Information by using a reasonable degree of care, but not less than that degree of care used by Recipient in safeguarding its own similar information or material;

          E. Use all of Discloser’s Confidential Information solely for purposes of evaluating the potential business transactions between the parties and any resulting relationship between the parties; provided, however, that Participant may aggregate TIAA’s non-public portfolio holdings information with similar data of other clients of Participant and may report and use such aggregated data so long as such aggregated data is sufficiently large a sample that no Confidential Information of TIAA can be identified either directly or by inference or implication from such aggregated data;

          F. Not disclose any of Discloser’s Confidential Information to third parties, except as authorized by the Discloser.

Upon Discloser’s request, Recipient shall surrender to Discloser or, at Discloser’s request destroy all memoranda, notes, records, drawings, manuals, records, and other documents or materials (and all copies of same) relating to or containing Discloser’s Confidential Information. When Recipient destroys or returns the materials, Recipient shall certify in writing that it has destroyed or returned all materials containing or relating to the Confidential Information. Notwithstanding the foregoing, Recipient may keep copies of the Discloser’s Confidential Information solely for the purpose of maintaining appropriate business records or as may be required by law or regulation, subject in all cases to Recipient’s confidentiality obligations in this Agreement.

3. Exceptions To Confidentiality. The obligations of confidentiality and restriction on use in Section 2 shall not apply to any Confidential Information that Recipient proves:

          A. Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of Recipient;

          B. Was lawfully received by Recipient from a third party free of any obligation of confidence to the third party;

          C. Was already in Recipient’s possession prior to receipt from Discloser;

          D. Is required to be disclosed by law or regulation in a judicial or administrative proceeding, investigation, audit, regulatory examination or other similar process, or a civil investigative demand (if appropriate confidentiality protections are obtained by Discloser), after making commercially reasonable efforts to assist Discloser in maintaining such information in confidence, including, but not limited to, giving Discloser as much advance written notice as practical of the possibility of disclosure to allow Discloser to stop such disclosure or obtain a protective order concerning such disclosure; or

          E. Was previously and independently developed by Recipient’s employees, consultants, or agents without reference to Confidential Information.

4. Equitable Relief. Participant and TIAA agree that money damages would not be a sufficient remedy for breach of this Agreement. Accordingly, in addition to all other remedies that either party may have, a party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any breach of this Agreement. The parties agree to waive any requirement for a bond in connection with any such injunctive or other equitable relief.

5. Products and Services. Nothing in this Agreement shall prohibit or restrict the rights of the Recipient or its affiliates to develop, use or market products or services similar to or competitive with those of the Discloser disclosed in the Confidential Information as long as Recipient shall not thereby breach this Agreement.

6. Term. This Agreement shall commence on the date shown herein and shall continue until the earlier of (i) one year following such date, or (ii) the execution of definitive service agreements between TIAA and Participant for custody, fund accounting and other ancillary services. The obligations of confidentiality in this Agreement shall survive termination for 5 years or, if shorter, for the longest time allowed under applicable law.

7. Governing Law. This Agreement and performance under it shall be governed by the laws of the State of New York, excluding its conflicts of laws rules.

8. General. This Agreement may not be assigned or otherwise transferred by either party, in whole or in part, without the prior written consent of the other party. This Agreement contains the entire and exclusive agreement of the parties and supersedes any previous understanding or agreement related to confidentiality regarding the potential business transactions between the parties, whether written or oral. All changes or modifications to this Agreement must be agreed in writing by the parties. Failure by any party to enforce any contract term shall not be deemed a waiver of future enforcement of that or any other term. The provisions of this Agreement are to be considered severable. Each party intends that a facsimile of its signature printed by a receiving fax machine be regarded as an original signature and agrees that this Agreement can be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA	STATE STREET BANK AND TRUST COMPANY

By:	By:

(Authorized Signature)	(Authorized Signature)
Name: Phillip G. Goff	Name:
Title: Funds Treasurer
Title: